                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /x/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    /x/  Definitive Proxy Statement

    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              RLI CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

(LOGO)


RLI CORP.
9025 North Lindbergh Drive
Peoria, Illinois  61615

March 26, 1996


Dear Shareholder:


Please consider this letter your personal invitation to attend the 1996 RLI Corp. Annual Shareholders Meeting. It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company's principal office, on May 2, 1996 at 2:00 P.M.

Matters scheduled for consideration during the meeting include the nomination of three Directors, consideration of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock, and selection of the Company's independent accounting firm. Following the custom of past meetings, there will be a report to shareholders on the progress of the Company during 1995.


Even if you do not plan to attend, it is important that you date, sign and return the enclosed proxy card in the envelope provided for your convenience. Your vote is vital no matter how many shares you own. If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously sent in a proxy.

Thank you for your interest in your Company and confidence in our future.


Sincerely,



Gerald D. Stephens, CPCU
President

(LOGO)

                                   RLI CORP.
                         9025 North Lindbergh Drive
                           Peoria Illinois  61615

          -------------------------------------------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             MAY 2, 1996

          -------------------------------------------------------

To the Shareholders of RLI Corp.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of RLI Corp. (the "Company") will be held at 9025
North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May
2, 1996, at 2:00 P.M., Central Daylight Time, to:

        1. Elect three (3) directors for a three-year term expiring in 1999 or until their successors are elected and qualified;

        2. Consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 12 million shares to 50 million shares;

        3.      Consider and act upon a proposal to appoint KPMG
        Peat Marwick LLP as independent public accountants of the Company for the current year; and

        4. Transact such other business as may properly be brought before the meeting.


        Only holders of Common Stock of the Company, of record at the close of business on March 4, 1996, are entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors


                              Camille J. Hensey
                              Secretary
Peoria, Illinois


March 26, 1996


        It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Accordingly, whether or not you plan to attend the Annual Meeting, it is requested you promptly sign and date the enclosed proxy and return it in the envelope provided that requires no postage if mailed in the United States. If you attend the Annual Meeting, your proxy may be withdrawn upon request.

           -------------------------------------------------------

                                   RLI CORP.

                               PROXY STATEMENT

                     FOR ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MAY 2, 1996

           -------------------------------------------------------

                             GENERAL INFORMATION

        This Proxy Statement is furnished to the shareholders of RLI Corp. (the "Company") in connection with the solicitation by the Board of Directors of the Company, of proxies to be used at the Annual Meeting of its Shareholders to be held at 2:00 P.M., Central Daylight Time, on Thursday, May 2, 1996, at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Meeting.

PROXY SOLICITATION. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally or by telephone or telefax, by officers or regular employees of the Company. No additional compensation will be paid to such persons for their services. The Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to the beneficial owners of the stock and obtaining their proxies or voting instructions.

VOTING. Each proxy will be voted in accordance with the shareholder's specifications thereon. If there are no such specifications, it will be voted in favor of the election of directors, and in accordance with the Board of Directors' recommendations on other proposals. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the shareholder either by giving written notice to the Secretary of the Company or delivering a proxy bearing a later date or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

MAILING. This Proxy Statement and enclosed Proxy are first being mailed to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 26, 1996.

SHAREHOLDER PROPOSALS. To be included in the Board of Directors' proxy statement for the 1997 Annual Meeting of the Shareholders, a shareholder proposal must be received by the Company on or before December 1, 1996. Proposals should be directed to the attention of the Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

SHAREHOLDERS ENTITLED TO VOTE. At the close of business on March 4, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had 7,935,776 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the Annual Meeting.

                 SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The only persons known to the Company who beneficially own more than five percent of the Company's Common Stock as of December 31, 1995, are as follows:

Name and Address                     Amount and Nature of     Percent
of Beneficial Owner                  Beneficial Ownership     of Class
--------------------------------     --------------------     --------

Franklin Resources, Inc.                  617,961              7.9%
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California  94403-7777
(1)


                                       3



Sanford C. Bernstein & Co., Inc.          415,119              5.3%
One State Street Plaza
New York, New York 10004
(2)

FMR Corp.                                 500,000              6.4%
82 Devonshire Street
Boston, Massachusetts 02109
(3)


RLI Corp.                               1,410,290             18.0%
Employee Stock Ownership Plan &
Trust ("ESOP")
c/o Bank One
124 Southwest Adams Street
Peoria, Illinois  61649 (4)

Gerald D. Stephens                        641,663              8.2%
493 East High Point Dr.
Peoria, Illinois  61614
(5)



(1) The Company has obtained the information with respect to Franklin Resources, Inc. ("Franklin"), Charles B. Johnson and Rupert H. Johnson, Jr. from its filing under Section 13G of the Securities and Exchange Act of 1934, which filing indicates Franklin and Messrs. Johnson have sole voting power with respect to 573,275 shares, shared voting power with respect to 22,123 shares, no voting power with respect to 22,563 shares and shared dispositive power with respect to 617,961 shares. Messrs. Johnson are the principal shareholders of Franklin.


(2) The Company has obtained the information with respect to Sanford C. Bernstein & Co., Inc. from its filing under Section 13G of the Securities and Exchange Act of 1934. Such filing indicates that Sanford C. Bernstein & Co., Inc. has sole voting power with respect to 303,475 shares, shared voting power with respect to 6,875 shares, no voting power with respect to 104,769 shares and sole dispositive power with respect to 415,119 shares.


(3) The Company has obtained the information with respect to FMR Corp. ("FMR"), Fidelity Management & Research Company ("Fidelity"), Edward C. Johnson 3d and Abigail P. Johnson from its filing under Section 13G of the Securities and Exchange Act of 1934. Such filing indicates that FMR, Mr. Johnson and
Ms. Johnson have sole dispositive power with respect to 500,000 shares.
Neither FMR nor Mr. Johnson, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds'
Boards of Trustees. Fidelity is a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers
Act of 1940 to various investment companies. One investment company, Fidelity Low-Priced Stock Fund, is the owner of the shares listed. Mr.
Johnson, Ms. Johnson and members of their family may be deemed to be a controlling group of FMR.

(4) Each Employee Stock Ownership Plan participant or beneficiary may direct the ESOP trustee as to the manner in which the shares allocated to each under the ESOP are to be voted. The ESOP Administrative Committee ("Committee"), comprised of disinterested members of the Board of Directors, may direct the ESOP trustee as to the manner in which unallocated shares are to be voted. The Committee has sole investment power as to all allocated and unallocated shares, except as to those shares which are the subject of a participant's diversification election. During 1995, none of the executive officers were eligible to elect to diversify any shares owned by the ESOP.


(5) Includes 200,764 shares allocated to Mr. Stephens under the ESOP; 22,610 shares allocated under the RLI Corp. Key Employee Excess Benefit Plan ("Plan") over which Mr. Stephens has no voting or investment power; 28,143 shares owned of record by Mr. Stephens' spouse; 6,562 shares owned in custodian accounts for the benefit of Mr. Stephens' grandchildren, over which he has the sole voting and investment power; and 1,295 shares in the H. O. Stephens Trust for the benefit of Mr. Stephens' mother, over which Mr. Stephens, as trustee, has the sole voting and investment power. Mr. Stephens disclaims any beneficial interest in these shares except for the ESOP shares detailed in (4) above and the Plan shares.

                        SHARE OWNERSHIP OF MANAGEMENT

        The following information is furnished as to the beneficial ownership of the shares of the Company's Common Stock by each current director, nominees for director, named executive officers, and directors and executive officers of the Company as a group as of December 31, 1995:


                                           Amount and
Name of Individual or                      Nature of                      Percent
Number of Persons in                       Beneficial                     of
Group                                      Ownership (1)                  Class
--------------------                       -------------                 ---------

Bernard J. Daenzer (2)                        99,849                      1.3%

Michael W. Dalton (3) (8)                     25,923                        *

Joseph E. Dondanville (8)                     13,047                        *

Richard J. Haayen (9)                          2,723                        *

William R. Keane (4) (9)                      69,512                        *

Gerald I. Lenrow (5) (9)                       5,189                        *




John S. McGuinness (6)                         3,124                        *

Jonathan E. Michael (8)                       24,494                        *

Edwin S. Overman (9)                          17,808                        *

Gerald D. Stephens (7) (8)                   641,663                      8.2%

Edward F. Sutkowski (9)                       65,243                        *

Gregory J. Tiemeier (8)                       23,796                        *

Robert O. Viets (9)                            3,588                        *

Directors and executive
officers as a Group
(16 persons) (8)                           1,009,006                     12.85%

*Less than 1% of Class.


                                       8

(1) Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.


(2) Includes 32,668 shares owned by Mr. Daenzer's spouse, and 22,163 shares held in a trust for the benefit of Mr.
Daenzer's adult children and grandchildren of which a bank and Mr. Daenzer's spouse act as co-trustees, as to which Mr. Daenzer disclaims any beneficial interest.


(3) Includes 187 shares held in a trust for the benefit of Mr. Dalton's spouse and her siblings in which Mrs. Dalton acts as trustee, as to which Mr. Dalton disclaims any beneficial interest.


(4)  Includes 27,428 shares owned by Mr. Keane's spouse, Evelyn
Corral, an honorary Vice President of the Company, as to which Mr. Keane claims beneficial interest.


(5) Includes 125 shares held by Mr. Lenrow's spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.


(6) Includes 937 shares owned by Dr. McGuinness' spouse and 2,187 shares owned by Dr. McGuinness' adult children residing with Dr.

and Mrs. McGuinness, as to which Dr. McGuinness disclaims beneficial interest.

(7) Includes 200,764 shares allocated to Mr. Stephens under the ESOP; 22,610 shares allocated under the RLI Corp. Key Employee Excess Benefit Plan over which Mr. Stephens has no voting or investment power; 28,143 shares owned by Mr. Stephens' spouse; 6,562 shares held in custodian accounts for the benefit of Mr. Stephens' grandchildren, over which Mr. Stephens has the sole voting and investment power; and, as trustee of 1,295 shares in the H.O. Stephens Trust in which Mr. Stephens' mother is entitled to the income and principal. Mr. Stephens, as trustee under the H.O. Stephens Trust, has the sole voting and investment power of the shares in such Trust. Mr. Stephens disclaims any beneficial interest in all shares except for those allocated to him under the ESOP and the Plan.


(8) Includes shares allocated to the executive officers under the ESOP with respect to which such officers have sole voting power and no investment power, except during the period which any such executive officer is eligible to elect to diversify a percentage, not to exceed 50%, of such officer's ESOP benefit.
As of December 31, 1995, the following shares were allocated under the ESOP: Mr. Stephens 200,764 shares; Mr. Dalton 25,736 shares; Mr. Michael 24,494 shares; Mr. Tiemeier 23,163 shares; and Mr. Dondanville 13,029 shares.

(9) Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the Company's Director Deferred Compensation Plan for the benefit of the following: Mr. Haayen 2,473 shares; Mr. Keane 36,392 shares; Mr. Lenrow 5,064 shares; Dr. Overman 17,808 shares; Mr. Sutkowski 19,223 shares; and, Mr. Viets 2,963 shares. Each participating director has no voting or investment power with respect to such shares.


        As required by the Securities and Exchange Commission rules under
Section 16 of the Securities Exchange Act of 1934, the Company notes that during 1995 Dr. McGuinness did not file a Form 4 reflecting the ownership of 2,187 shares owned by two of his emancipated children who reside with Dr. and Mrs. McGuinness. Dr. McGuinness has since filed a Form 5 reflecting such ownership and disclaims any beneficial ownership with respect to such shares.


        The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

                         ELECTION OF DIRECTORS

NOMINEES. At the Annual Meeting, three directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified. Messrs. William R. Keane, Gerald I. Lenrow and Edwin S. Overman are Class III directors. They were elected by the shareholders in 1993 for three-year terms expiring in 1996.

VOTING OF PROXIES. Unless otherwise instructed, it is intended the shares represented by the enclosed Proxy will be voted for the election of the three nominees named above. The affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of majority except to the extent that they affect the total votes received by any particular candidate.

SUBSTITUTE NOMINEES. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, it is intended that such shares will be voted for the election of a substitute nominee selected by the persons named in the enclosed

Proxy unless the Board should determine to reduce the number of directors pursuant to the Company's By-Laws.

DIRECTOR AND NOMINEE INFORMATION. The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:


                                                       DIRECTOR               PRINCIPAL
        NAME                               AGE          SINCE                 OCCUPATION

William R. Keane                           79           1966           Former Vice President, Contacts,
(to be elected for a term                                              Inc. (contact lens laboratory)
of three years expiring in 1999)                                       in Chicago, IL until retirement
                                                                       in 1983.


PICTURE


Gerald I. Lenrow                           68           1993           Consultant to General
(to be elected for a term of                                           Reinsurance Corporation since
three years expiring in 1999)                                          1996. Former partner in the
                                                                       international accounting firm
                                                                       of Coopers & Lybrand LLP until
                                                                       1990, following which he
                                                                       served as their consultant
                                                                       until joining General
                                                                       Reinsurance Corporation.
PICTURE



Edwin S. Overman                           73           1987           President Emeritus of the
(to be elected for a term of                                           Insurance Institute of America,
three years expiring in 1999)                                          a national educational organization
                                                                       in Malvern, PA, since his retirement as
                                                                       President of the Institute in 1987.

PICTURE


Certain information concerning the remaining directors, whose terms expire either in 1997 or 1998, is set forth as follows based upon information furnished to the Company by such individuals:

Bernard J. Daenzer              80              1972           Owner of Daenzer Associates,
(term expiring in 1997)                                        Key Largo, FL, an insurance
                                                               consulting services firm since
PICTURE                                                        1980. Formerly President and
                                                               Chairman of Wohlreich and
                                                               Anderson Insurance Companies
                                                               and the Howden Swan Insurance
                                                               Agencies until his retirement
                                                               in 1980.


Richard J. Haayen (1)           71              1993           Chairman and CEO of Allstate
(term expiring in 1997)                                        Insurance Company in Northbrook,
                                                               IL until his retirement in 1989.
PICTURE                                                        Currently Executive-In-Residence
                                                               at Southern Methodist University
                                                               in Dallas, TX.



John S. McGuinness              73              1983           President of John S. McGuinness
(term expiring in 1998)                                        Associates in Scotch Plains, NJ,
                                                               consultants in actuarial science
                                                               and management, since 1964.
PICTURE


Gerald D. Stephens              63              1965           Mr. Stephens founded the
(term expiring in 1998)                                        Company in 1965 and has been
                                                               President since 1972.

PICTURE



Edward F. Sutkowski (2)         57              1975           President of the law firm of
(term expiring in 1997)                                        Sutkowski & Washkuhn Ltd. in
                                                               Peoria, IL since 1965.
PICTURE

Robert O. Viets (3)             52              1993           President and CEO since 1988
(term expiring in 1998)                                        of Cilcorp, Inc., a holding
                                                               company in Peoria, IL, whose
PICTURE                                                        principal business subsidiary
                                                               is Central Illinois Light Company
                                                               ("CILCO"). Mr. Viets joined CILCO
                                                               in 1973 and held various managerial
                                                               and officer positions until his
                                                               promotion to President and CEO.



(1) Mr. Haayen is a director of Paragon Group, Inc. in Dallas, Texas, whose securities are registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities and Exchange Act of 1934.

(2) Mr. Sutkowski is associated with the law firm of Sutkowski & Washkuhn Ltd. which has provided legal services to the Company prior to and during 1995. It is expected that the Company's relationship with Sutkowski & Washkuhn Ltd. will continue in the future.

(3) Mr. Viets is a director of Cilcorp Inc. in Peoria, Illinois, whose securities are registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities and Exchange Act of 1934.



                      AUDIT COMMITTEE

        The Company's Audit Committee, comprised of outside directors Messrs. Haayen, Keane, Lenrow, McGuinness, and Viets, met two times in 1995 to consider an outside audit firm and to discuss the planning of the Company's annual outside audit and its results. The Audit Committee also monitored the Company's management of its exposures to risk of financial loss, assessed the auditors' performance, reviewed the adequacy of the Company's internal controls, and the extent and scope of audit coverage, monitored selected financial reports, and made audit and auditor engagement recommendations to the Board of Directors.

                     EXECUTIVE RESOURCES COMMITTEE

        The Company's Executive Resources Committee, comprised of outside directors Messrs. Daenzer, Haayen, Lenrow, McGuinness, Overman and Sutkowski, met one time in 1995 to review and recommend the compensation of the executive officers and other officers of the Company. The Committee also evaluated executive performance, executive back-up plans, examined the officer development program, and was responsible for searching, enlisting and maintaining a file of prospective new Board members and potential executive officers. The Committee administers the Incentive Stock Option Plan through a subcommittee comprised of disinterested outside directors Messrs. Haayen, Daenzer, Keane, McGuinness, Overman and Viets .

                        NOMINATING COMMITTEE

        The Company does not have a standing nominating committee.

                 BOARD MEETINGS AND COMPENSATION

MEETINGS. During the year 1995, five meetings of the Board of Directors were held. No director attended fewer than 75% of the aggregate number of meetings of the Board and Board committees on which he served.

DIRECTOR COMPENSATION. All directors of the Company (other than officers of the Company) are compensated at the rate of $11,000 per year, entitled to a Company performance bonus, paid $925 for each Board meeting attended, $925 for each Committee of the Board attended, $925 for each Committee of the Board chaired, reimbursed for actual travel and related expenses incurred, and provided a travel accident policy funded by the Company. The Company performance bonus is equal to $1,250 for each percent, or fraction thereof, of the excess of the Company's return on the Company's beginning Shareholders' Equity over the average industry return, not to exceed $12,500.

DIRECTOR DEFERRED COMPENSATION. Prior to the beginning of each fiscal year, an outside director may elect to defer the compensation otherwise payable to him during the succeeding fiscal year pursuant to the RLI Corp. Director Deferred Compensation Plan. Under the Plan, the Company must transfer to a bank trustee under an irrevocable trust established by the Company, such number of shares as are equal to the compensation deferred at the close of the referent fiscal year. When the amount of the Company performance bonus is determined, the Company must likewise transfer such number of shares as are equal to the performance bonus deferred. In general, Plan benefits are distributable beginning when the director's status terminates. Effective June 18, 1993, the Plan superseded the Company's prior unfunded non-qualified deferred compensation plan for the benefit of the directors.

             EXECUTIVE RESOURCES COMMITTEE REPORT

        The following report by the Executive Resources Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the Securities and Exchange Commission.

GENERAL. The Executive Resources Committee determines the base and incentive compensation of the executive officers. The incentive compensation is designed to attract, retain and motivate high quality executives and reward the executive officers for Company profitability and the enhancement of shareholder values. It is influenced heavily by the Company's profitability. The Committee is of the opinion that the total compensation payable is comparable to that provided by the Company's competitors.

        An executive officer's base compensation is computed by reference to industry compensation studies; it relates to both annual and long-term performance objectives established by the Committee. A significant portion of an executive officer's compensation is at risk. For example, in the case of Mr. Stephens, his bonus, if any, is computed largely with reference to the Company's pre-tax profits, but in no event may it exceed 40% of his base compensation.


COMPENSATION POLICIES FOR OTHER EXECUTIVE OFFICERS. The compensation programs for the other executive officers are the same as those available for the President except for the Company's Key Employee Excess Benefit Plan in favor of Mr. Stephens. See Footnote (3) under Summary Compensation Table.

Executive officer compensation is based on officer responsibility, the profitability of the officer's segment of the Company, productivity, budgetary compliance, and an in depth individual officer evaluation.

                MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

                         Edwin S. Overman, Chairman
                             Bernard J. Daenzer
                              Richard J. Haayen
                              Gerald I. Lenrow
                             John S. McGuinness
                             Edward F. Sutkowski

                             EXECUTIVE OFFICERS


        The following information is provided as to each current executive officer of the Company:



                                                                                               Executive
                                Position                               Term of                 Officer
Name and Age                    with Company                           Office                  Since
------------------              ---------------                        ---------               ----------
Gerald D. Stephens              President                              One Year                1965
Age 63                          and Director




Jonathan E. Michael             Executive Vice                         One Year                1985
Age 42 (1)                      President; President,
                                Chief Operating Officer
                                of RLI Insurance
                                Company and Mt. Hawley
                                Insurance Company, the
                                Company's wholly-owned
                                insurance subsidiaries

Joseph E. Dondanville           Vice President,                        One Year                1992
Age 39 (2)                      Chief Financial
                                Officer


Mary Beth Nebel                 Vice President                         One Year                1994
Age 39 (3)                      and General
                                Counsel

Camille J. Hensey               Corporate                              One Year                1987
Age 54                          Secretary


Gregory J. Tiemeier             Assistant Secretary;                   One Year                1992
Age 38 (4)                      Senior Vice President
                                and Assistant Secretary
                                of RLI Insurance Company
                                and Mt. Hawley Insurance
                                Company, the Company's
                                wholly-owned insurance
                                subsidiaries


Michael W. Dalton               President, Chief                       One Year                1993
Age 42 (5)                      Operating Officer of
                                RLI Vision Corp.

                                the Company's wholly-owned
                                ophthalmic subsidiary


Timothy J. Krueger              Treasurer and Chief                    One Year                1995
Age 32 (6)                      Investment Officer




(1) Mr. Michael has been Executive Vice President since 1992. He was promoted from Executive Vice President to President and Chief Operating Officer of the Company's wholly-owned insurance subsidiaries, RLI Insurance

Company and Mt. Hawley Insurance Company, in 1994. Prior to his promotion to Executive Vice President of the Company and its subsidiaries in 1992, Mr. Michael served as Vice President, Chief Financial Officer since 1985.

(2) Mr. Dondanville was elected Vice President, Chief Financial Officer in 1992. Prior to his promotion to Vice President, Chief Financial Officer,
Mr. Dondanville served as Controller since 1985.

(3) Ms. Nebel was promoted to Vice President and General Counsel in 1994. Ms. Nebel joined the Company in 1988 as Assistant General Counsel.


(4) Mr. Tiemeier was promoted to Senior Vice President of the Company's wholly-owned insurance subsidiaries, RLI Insurance Company and Mt. Hawley Insurance Company, in 1994 and was appointed Assistant Secretary on January 31, 1995. Prior to his promotion to Senior Vice President, Mr. Tiemeier had been Vice President of Management Information Services since 1992 and previously held various managerial positions since he joined the Company in 1979.


(5) Mr. Dalton joined the Company in 1977 as an Ophthalmic Field Sales Representative. He has held various managerial positions, including President of the Company's Canadian operations, until his promotion to Vice

President of RLI Vision Corp., in 1990. He was promoted from Vice President to President, Chief Operating Officer of RLI Vision Corp., in 1994.


(6) Mr. Krueger joined the Company in October, 1992 as Chief Accountant. He was promoted to Controller in July, 1994 and Treasurer and Chief Investment Officer in March, 1995. Prior to his joining the Company, Mr. Krueger held various positions at KPMG Peat Marwick LLP from 1986, including Supervising Senior and Audit Manager.


                           EXECUTIVE COMPENSATION

        The aggregate cash compensation earned from the Company and its subsidiaries during the 1995 fiscal year is expressed below for the Company's President and four most highly-compensated executive officers:


                          SUMMARY COMPENSATION TABLE


                                                                       Long Term
                                                                      Compensation
                                                                      ------------
                                Annual Compensation                    SECURITIES
NAME and PRINCIPAL              -------------------                    UNDERLYING       ALL OTHER
POSITION                        YEAR    SALARY ($)      BONUS ($)(1)   OPTIONS (#)(2)     COMPENSATION($)(3)
------------------------        -----   -----------     ------------   --------------  ------------------
Gerald D. Stephens              1995    405,744               0        27,375                  67,334
President                       1994    376,640               0           -                     3,837
                                1993    351,680         143,808           -                    74,698

Jonathan E. Michael             1995    239,719              0          5,375                  24,130
Executive Vice President        1994    216,250              0            -                     1,187
                                1993    185,263         73,850            -                    30,000



Michael W. Dalton               1995    124,512               0            0                       22
President, Chief Operating      1994    112,791          23,000           -                     1,132
Officer, RLI Vision Corp.       1993    102,631          30,355           -                    16,767


Joseph E. Dondanville           1995    124,271               0         2,250                  19,991
Vice President, Chief           1994    111,163               0           -                     1,093
Financial Officer               1993     96,206          26,964           -                    19,247


Gregory J. Tiemeier             1995    127,667              0         2,625                   20,537
Senior Vice President,          1994    117,448              0           -                      1,172
RLI Insurance Company           1993    102,570         30,665           -                     21,506
and Mt. Hawley Insurance
Company



(1) Represents compensation accrued during fiscal year 1995 and paid in 1996 pursuant to the Company's Executive Achievement Target Salary Plan.
        None of the named executive officers received a bonus in respect of the 1995 fiscal year.

(2) Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments. Such options lapse at the end of ten (10) years after award. These numbers have been adjusted to reflect the 5-for-4 stock split which was paid in the form of a stock dividend in June, 1995.
(3) Represents the value of Company contributions to the ESOP on behalf of the named executive officers. Effective January 1, 1995, the Company amended the ESOP to exclude any employee of RLI Vision Corp. from participating in the ESOP; however, the future service of any participant will continue to be considered for vesting purposes. In December of 1994, the Board of Directors determined not to cause the Company to make a contribution to the ESOP in respect of 1994 given the financial results of the Company. The amounts represent the value of participant forfeitures allocated to such executive officer under the ESOP. In the case of Mr. Stephens, the amount includes shares allocated to him under the Company's Key Employee Excess Benefit Plan: 600 shares plus 4,522 shares pursuant to the 5-for-4 stock split in respect of 1995; 1,914 shares in respect of 1994; and, 1,930 shares in respect of 1993. Benefits are distributable to Mr. Stephens when his employment terminates. Under the Plan, the Company must transfer to the trustee under an irrevocable trust maintained by the Company for the benefit of Mr. Stephens, such number of shares as are equal to the excess of (a) the contribution allocable to him under the ESOP determined without regard to any limitation on compensation imposed by the Internal Revenue Code, over (b) the contribution actually allocable to him under the ESOP determined with regard to any limitation on compensation imposed by the Internal Revenue Code. The value of each share transferred is equal to the per share closing price as of the close of the last business day of the referent fiscal year. The total value of his Plan benefit was $617,480 as of December 31, 1995. Effective June
        26, 1993, the Plan superseded the Company's prior plan established for the benefit of Mr. Stephens.

                        OPTION GRANTS IN LAST FISCAL YEAR

        The following table shows information regarding grants of stock options made to the named executive officers under RLI's Incentive Stock Option Plan during the fiscal year ended December 31, 1995. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $33.56 and $53.43, respectively. The amounts shown as potential realizable values for all shareholders represents the corresponding increases in the market value of 7,850,882 outstanding shares of RLI Common Stock held by all shareholders as of January 31, 1996, which would total approximately $263,438,146 and $419,481,219, respectively. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of RLI Corp. Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.


                                    OPTION GRANTS IN LAST FISCAL YEAR


                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF STOCK
                         INDIVIDUAL GRANTS                                      PRICE APPRECIATION FOR OPTION TERM
                      ------------------------------------------------------    ----------------------------------
                         NUMBER OF   % OF TOTAL                                   IF STOCK AT          IF STOCK AT
                        SECURITIES     OPTIONS                                      $33.56               $53.43
                        UNDERLYING    GRANTED TO     EXERCISE
                         OPTIONS      EMPLOYEES     OR BASE
                         GRANTED      IN FISCAL       PRICE        EXPIRATION
NAME                     (#)(1)        YEAR(2)      ($/SH)(3)          DATE          5%(4)                10%(4)
-------------------------------------------------------------------------------------------------------------------
ALL SHAREHOLDERS'
STOCK APPRECIATION                                                                 $263,438,146         $419,481,219


Gerald D. Stephens      27,375        42.03%        $20.60           05/11/05      $    918,574         $  1,462,676
Gregory J. Tiemeier      2,625         4.03%        $20.60           05/11/05      $     88,082         $    140,257
Michael W. Dalton            0         0.0%
Joseph E. Dondanville    2,250         3.45%        $20.60           05/11/05      $     75,499         $    120,220
Jonathan E. Michael      5,375         8.25%        $20.60           05/11/05      $    180,359         $    287,192
--------------------------------------------------------------------------------------------------------------------


(1) Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments. Such options lapse at the end of ten years after award. These numbers have been adjusted for the 5-for-4 stock split which was paid in the form of a stock dividend in June, 1995.

(2) The Company granted options representing 65,125 shares to employees during 1995.

(3) The exercise price has been adjusted for the 5-for-4 stock split which was paid in the form of a stock dividend in June, 1995.

(4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the Securities and Exchange Commission when the "Potential Realizable Value" alternative is used. These are not intended to be a forecast of the Company's stock price.

                                    PENSION PLAN

        The table below illustrates the estimated annual benefits (based on a straight life annuity at age 65, but in no event less than 120 monthly payments) payable under the Company's pension plan for specified compensation and service levels assuming normal retirement on July 1, 1996, at age 65 after selected years of service:


AVERAGE ANNUAL                          ESTIMATED ANNUAL PENSION BENEFIT UPON RETIREMENT AT
COMPENSATION                                  JULY 1, 1996 WITH YEARS OF SERVICE INDICATED
--------------                          ----------------------------------------------------------
                        15 YRS.           20 YRS.        25 YRS.         30 YRS.         35 YRS.
                        --------        --------        --------       --------        ---------
$100,000                $ 20,338        $ 27,117        $ 33,896       $ 40,675        $ 47,455
 125,000                  26,000          34,667          43,334         52,000          60,667
 150,000*                 31,663          42,217          52,771         63,325          73,880


*Generally, a participant's annual benefit payable beginning at his social security retirement age (determined on the basis of his year of birth) must not exceed the lesser of $90,000 (as adjusted for cost-of-living increases-- $120,000 for 1995) or 100% of his average compensation for his high three years. In addition, effective beginning in 1994, the Internal Revenue Code reduced the level of a participant's compensation which may be considered in determining benefits under all types of tax qualified plans from the 1993 level of $235,840 to $150,000. In applying the $150,000 limit, the Plan must freeze benefits for any participant whose benefit is based on compensation in excess of $150,000 as of December 31, 1993. The frozen benefit may be adjusted for increases in compensation after 1993, but adjustments are not permitted unless the participant's updated compensation exceeds the compensation that determined the participant's frozen benefit. Based upon the foregoing, a participant's annual benefit is limited to $74,453 unless such participant's earned benefit was greater than $74,453 as of December 31, 1993.

        Mr. Stephens' current compensation covered by the Plan is $150,000 with 29 years of pension plan participation; Mr. Michael's current covered compensation is $150,000 with 12 years of pension plan participation; Mr. Dondanville's current covered compensation is $124,271 with 11 years of pension plan participation; Mr. Dalton's current covered compensation is $0 with 16 years of pension plan participation; and Mr. Tiemeier's current covered compensation is $127,667 with 14 years of pension plan participation.

        Effective January 1, 1995, the Company amended the pension plan to exclude any employee of RLI Vision Corp. from participating in the plan; however, the future service of any participant will continue to be considered for vesting purposes and related purposes.

                     COMMON STOCK PERFORMANCE CHART

        A line graph comparing the percentage change in the cumulative total shareholder return, including the reinvestment of dividends, on the Company's Common Stock with a cumulative total return of the S & P Composite 500 Stock Index and the S & P Property and Casualty

Index for the period beginning December 31, 1990 through December 31, 1995 has been omitted from this electronic filing. The table below contains the data used to create the omitted line graph:

                                  TOTAL RETURN
                      COMPARISON OF FIVE YEAR CUMULATIVE
                       RLI, S&P 500, S&P P/C INS INDEX

                          Compounded Total Return
                                RLI - 19.61%
                              S&P 500 - 16.49%
                             S&P P/C Ins - 12.92%

               Assumes $100 invested on December 31, 1990
               RLI, S&P 500 Index, and S&P P/C Ins Index
            Total Return assumes reinvestment of dividends


Measurement Period                    S&P 500           S&P P/C Ins
(Fiscal Year Covered)     RLI Corp.   Index             Index
-----------------------   ---------   -------          ------------
Measurement Pt-12/31/90   $100        $100              $100

FYE 12/31/91               117         130               116
FYE 12/31/92               181         140               141
FYE 12/31/93               198         155               134
FYE 12/31/94               157         157               138
FYE 12/31/95               245         214               184


        There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends. The Company will neither make nor endorse any predictions as to future stock performance.

        The foregoing Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO
INCREASE THE SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED


        The Board of Directors has approved, and submits for authorization and approval of shareholders, a proposal to amend the Company's Articles of Incorporation to increase the number of shares of authorized Common Stock, $1.00 par value per share, from 12,000,000 shares to 50,000,000 shares (the "Amendment"). The Company has no present plan to issue any shares to be authorized pursuant to the Amendment. The text of the proposed Amendment of the first paragraph of Article Four is as follows:


        "The aggregate number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares of Common Stock with a par value of one dollar ($1.00) per share."


As of February 15, 1996, 7,935,776 shares of the Company's Common Stock were outstanding and 517,673 shares were held in treasury. As of the same date, 3,019,232 shares were reserved for issuance pursuant to the right to convert under the Company's 1993 Convertible Debenture Offering and the 1995 Stock Option Plan. Consequently, as of February 15, 1996, there were approximately 527,319 authorized shares of Common Stock that were not issued or reserved for other purposes. The proposed additional 38,000,000 shares would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

The Board of Directors and management believe that the increase in the number of authorized but unissued shares is necessary to provide flexibility to meet future requirements for the issuance of Common Stock pursuant to the conversion rights of the RLI Corp. Debenture Plan, existing or future stock options, possible stock splits or stock dividends, and acquisitions or mergers, pursuant to approval by the Board of Directors should they determine the issuance is in the best interest of the Company.


The affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock of the Company is required for adoption of this Amendment. If this proposed Amendment is adopted by the shareholders, the Company intends to promptly effect the amendment by filing an appropriate amendment to its Articles of Incorporation with the State of Illinois.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "IN
FAVOR OF" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF
INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK.


            RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP ("KPMG"), the Company's independent public accountants since 1983, to serve as the independent public accountants of the Company for the current fiscal year if their selection is approved by the shareholders.
In view of the difficulty and expense involved in changing auditors on short notice, if KPMG is not approved by the shareholders, it is contemplated the appointment for the fiscal year 1996 will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval of KPMG by the shareholders will be considered an indication to the Board to select other auditors for the following year.

     Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and their representatives are expected to be available to respond to appropriate questions from the shareholders.

                                  OTHER BUSINESS

        The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do come before the Meeting, it is intended that the persons named in the proxy will vote in accordance with their best judgment.

        It is important that proxies be returned promptly so that the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to date, execute and return the enclosed proxy in the stamped, self-addressed envelope provided.


        If you attend the meeting in person, your proxy will be returned to you on request.

                                            By Order of the Board of Directors


                                            Camille J. Hensey
                                            Secretary
Peoria, Illinois


March 26, 1996

                                   APPENDIX "A"


                                                      Page 1 of 2

(LOGO)                            PROXY BALLOT

RLI CORP.
9025 North Lindbergh Drive
Peoria, Illinois 61615

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gerald D. Stephens, John S. McGuinness and William R. Keane as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or any one or more of them, to represent and to vote, as designated below, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 4, 1996, at the Annual Meeting of Shareholders to be held on May 2, 1996 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.      ELECTION OF CLASS III DIRECTORS
        (mark one)

        FOR ALL NOMINEES LISTED BELOW                   / /
        (except as marked to the contrary below)

        WITHHOLD AUTHORITY                              / /
        to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

-----------------------------------------------------------------------
NOMINEES:       WILLIAM R. KEANE, GERALD I. LENROW AND EDWIN S. OVERMAN

2. Approve an amendment to the Company's Articles of Incorporation to Increase the Authorized Shares of Common
        Stock:

            / / FOR          / / AGAINST       / / ABSTAIN

3.      APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE
        INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY:

            / / FOR          / / AGAINST       / / ABSTAIN

           (PLEASE DO NOT FOLD - DATE AND SIGN REVERSE SIDE)



                                     Page 2

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
        PROPOSALS 1, 2 and 3.



DATED:_______________________________ , 1996

____________________________________________
Signature

____________________________________________
Signature if held jointly


Please sign exactly as your name appears hereon. Joint owners should each sign personally. Corporate officers, executors, administrators, trustees, etc., should so indicate when signing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

                                       37